THE SOUTHERN COMPANY

                             UNDERWRITING AGREEMENT

                        For Purchase of 25,000,000 Shares
                         of Common Stock of the Company


                                                            December 6, 2000
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:

    The Southern Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 25,000,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 3,750,000 additional shares (the "Optional Shares") of Common Stock, par value $5 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares"). Goldman, Sachs & Co. is the representative (the "Representative") of the Underwriters.

    1. Registration Statement and Prospectus: The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration Nos. 333-64871, 333-64871-01, 333-64871-02, 333-64871-03 and 333-64871-04), as amended by post-effective amendment no. 1 (the "Amendment") under the Act, in respect of the Stock and certain other of its securities (the "Registered Securities"). Such registration statement, as amended at the time at which the Amendment became effective, including the exhibits thereto and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 at the time the Amendment became effective, being hereinafter called the "Registration Statement"; the prospectus relating to the Registered Securities, in the form in which it was included in the Registration Statement at the time the Amendment became effective, being hereinafter called the "Prospectus"; any reference herein to the Prospectus as supplemented by any preliminary prospectus supplement relating to the Shares (the "Preliminary Supplemented Prospectus") or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Act, as of the date of such Preliminary Supplemented Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Supplemented Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Supplemented Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Supplemented Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Amendment that is incorporated by reference in the Registration Statement; and the Prospectus as amended or supplemented in final form by a prospectus supplement relating to the Shares in the form in which it is filed with the Commission, pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein as of the date of such filing, being hereinafter called the "Final Supplemented Prospectus".

    2. Purchase and Sale: Subject to the terms and conditions herein set forth,
(a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $27.58, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

    The Company hereby grants to the Underwriters the right to purchase at their election up to 3,750,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

    3. Offer of Shares: The Company has been advised by you that the Underwriters propose to make an offering of the Shares on the terms and subject to the conditions and in the manner set forth in the Final Supplemented Prospectus.

    4. Payment and Delivery:

    (a) The Shares to be purchased by each Underwriter hereunder, in definitive or electronic form, and in such authorized denominations and registered in such name as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York, New York time, on December 12, 2000 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

    (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 5(b) hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 5(b)(iv) hereof, will be delivered at the offices of Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., Atlanta, Georgia time, on the Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Atlanta, Georgia are generally authorized or obligated by law or executive order to close.

    5. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein contained at each Time of Delivery, and to the following other conditions:

    (a) The Final Supplemented Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall be pending before, or to the knowledge of the Company, threatened by, the Commission.

    (b) That, at such Time of Delivery, the Underwriters shall be furnished the following opinions and letter, with such changes therein as may be agreed upon by the Company and Goldman, Sachs & Co.:

          (i) Opinion of Troutman Sanders LLP, counsel to the Company, substantially in the form attached hereto as Exhibit 1.

          (ii) Opinion of Dewey Ballantine LLP, counsel to the Underwriters, substantially in the form attached hereto as Exhibit 2.

          (iii) A letter dated as of such Time of Delivery from Arthur Andersen LLP, substantially to the effect attached hereto as Exhibit 3.

          (iv) Such documents relating to the Company's corporate existence and its authorization and execution of this Agreement, as Goldman, Sachs & Co. may reasonably request.

    (c) That, prior to such Time of Delivery, there shall have been no material adverse change in the business, properties or financial condition of the Company from that set forth in or contemplated by the Final Supplemented Prospectus, and that the Company shall, at the Time of Delivery, have delivered to the Underwriters a certificate to such effect of an executive officer of the Company.

    (d) The Shares to be sold at such Time of Delivery shall have been duly listed for trading on the New York Stock Exchange subject to official notice of issuance.

    (e) Orders of the Commission permitting the transactions contemplated hereby substantially in accordance with the terms and conditions hereof shall be in full force and effect and shall contain no provision unacceptable to the Underwriters or the Company (but all provisions of such order or orders heretofore entered, copies of which have heretofore been delivered to Goldman, Sachs & Co., are deemed acceptable to the Underwriters and the Company and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Underwriters and the Company unless within 24 hours after receiving a copy of any such order any party to this Agreement shall give notice to the other parties to the effect that such order contains an unacceptable provision).

    (f) That no amendment or supplement to the Registration Statement, the Prospectus or the Final Supplemented Prospectus filed subsequent to the date of this Agreement (including any filing made by the Company pursuant to Section 13 or 14 of the Exchange Act) shall be unsatisfactory in form to Dewey Ballantine LLP or shall contain information (other than with respect to an amendment or supplement relating solely to the activity of any Underwriter or Underwriters) which, in the reasonable judgment of the Representative, shall materially impair the marketability of the Shares.

    (g) At such time of delivery, each of the Company's officers and each of its directors and each executive officer of Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company and Savannah Electric and Power Company shall have entered into an agreement substantially in the form of Exhibit 4 hereto.

    (h) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or prior to the Time of Delivery by the terms hereof.

     6. Certain Covenants of the Company: In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

    (a) To prepare the Final Supplemented Prospectus and to file such Final Supplemented Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to furnish to Goldman, Sachs & Co. one manually signed copy of the Registration Statement and all amendments thereto; to advise Goldman, Sachs & Co. promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Supplemented Prospectus or Final Supplemented Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Supplemented Prospectus, the Prospectus or the Final Supplemented Prospectus or suspending any such qualification, promptly to use reasonable efforts to obtain the withdrawal of such order.

                  The Company will furnish to the Underwriters, without charge, as many copies of the Prospectus, any Preliminary Supplemented Prospectus and the Final Supplemented Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto) as Goldman, Sachs & Co. may reasonably request.

    (b) If, during the period (not exceeding nine months) when the delivery of a prospectus shall be required by law in connection with the sale of any Shares by an Underwriter or dealer, any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Underwriters, shall occur, which in the opinion of the Company or of Underwriters' counsel should be set forth in a supplement to or an amendment of the Final Supplemented Prospectus in order to make the Final Supplemented Prospectus not misleading in the light of the circumstances when it is delivered, or if for any other reason it shall be necessary during such period to amend or supplement the Final Supplemented Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Supplemented Prospectus in order to comply with the Act or the Exchange Act, the Company forthwith will (i) notify the Underwriters to suspend solicitation of purchases of the Shares and (ii) at its expense, make any such filing or prepare and furnish to the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Supplemented Prospectus that will supplement or amend the Final Supplemented Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Supplemented Prospectus is delivered, not misleading or that will affect any other necessary compliance. In case any Underwriter is required to deliver a prospectus in connection with the sale of any Shares after the expiration of the period specified in the preceding sentence, the Company, upon the request of such Underwriter, will furnish to such Underwriter, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Final Supplemented Prospectus, complying with Section 10(a) of the Act. During the period specified in the second sentence of this subsection, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Exchange Act and the rules and regulations thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof prior to such filing to Goldman, Sachs & Co. and Dewey Ballantine LLP.

    (c) During such time as the Underwriters are required to deliver a Final Supplemented Prospectus pursuant to Section 5 of the Act, he Company will prepare and file with the Commission the ocuments required to be filed pursuant to Sections 13 and 14 of he Exchange Act and the rules and regulations of the Commission hereunder. (d) To make generally available to its security olders as soon as practicable, but in any event not later than ighteen months after the effective date of the Registration tatement (as defined in Rule 158(c) under the Act), an earnings tatement of the Company and its subsidiaries (which need not be udited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the ompany, Rule 158).

    (e) The Company will cooperate with the Underwriters to qualify the Shares for offer and sale under the securities or "blue sky" laws of such states and other jurisdictions as Goldman, Sachs & Co. may reasonably request and to pay filing fees, reasonable attorneys' fees and disbursements in connection therewith in an amount not exceeding $3,500 in the aggregate (including filing fees and disbursements paid or incurred prior to the date this Agreement becomes effective); provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

    (f) The Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including (i) the preparation of the Registration Statement, the Prospectus, any Preliminary Supplemented Prospectus, the Final Supplemented Prospectus (including financial statements) and any amendments or supplements thereto,
          (ii) the preparation and printing of Share certificates, (iii) the issuance and delivery of the Shares to the Underwriters (other than transfer taxes) and (iv) the furnishing of the opinions, letter and certificate referred to in Section 5(b) hereof (other than the opinion referred to in Section 5(b)(ii) hereof). It is understood that the Underwriters shall be solely responsible to pay all fees and expenses of counsel to the Underwriters, and that the Company shall not be liable to reimburse the Underwriters for such fees and expenses.

    (g) If the Underwriters shall not take up and pay for the Shares due to the failure of the Company to comply with any of the conditions specified in Section 5 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket accountable expenses, in an amount not exceeding a total of $100,000, incurred in connection with the financing contemplated by this Agreement.

    (h) During a period of 90 days from the date of the Final Supplemented Prospectus, the Company will not, without the prior written consent of Goldman, Sachs & Co., offer or sell (or grant any option or warrant to offer or sell) any Stock or any security convertible into Stock; provided, however, that the foregoing shall not apply to any securities or options to purchase any securities granted or sold pursuant to any employee or director compensation plans or employee or shareholder investment plans in effect on the date of this Agreement.

    7. Warranties of and Indemnity by the Company:

    (a)   The Company warrants and represents to each of the Underwriters that:

          (i) The Registration Statement and the Prospectus conform, and the Final Supplemented Prospectus and any further amendments or supplements to the Registration Statement, the Prospectus or the Final Supplemented Prospectus will conform, in all material respects to the requirements of the Act and the Exchange Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus, the Final Supplemented Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (A) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended, or (B) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

          (ii) The documents incorporated by reference in the Registration Statement, the Prospectus, the Preliminary Supplemented Prospectus and the Final Supplemented Prospectus, when they were filed with the Commission, complied in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder, and as of such time of filing, when read together with the Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder and, when read together with the Prospectus as it otherwise may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any Underwriter with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use in the Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus.

          (iii)The Company is a corporation duly organized and validly existing under the laws of Delaware and has all requisite corporate power and authority to execute, deliver and perform its material obligations under this Agreement.

          (iv) The Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right under (i) the statutes, judicial and administrative decisions, and the rules and regulations of the governmental agencies of the State of Delaware, (ii) the Company's Certificate of Incorporation or By-laws or (iii) any instrument, document, contract or other agreement filed as an exhibit to the Registration Statement.

          (v) This Agreement has been duly authorized, executed and delivered by the Company.

          (vi) The consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder will not result in a violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound that would have a material adverse effect on the business, financial condition, results of operations of the Company and its subsidiaries, taken as a whole.

    (b) The Company agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with investigating or defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact
          contained in  the Prospectus,   the Preliminary Supplemented
          Prospectus or the Final Supplemented Prospectus, as amended or supplemented, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission which was made in the Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus, as amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, any Underwriter for use therein and except that this indemnity with respect to the Prospectus,
          the   Preliminary Supplemented Prospectus and the Final
          Supplemented Prospectus, if the Company shall have furnished any amendment or supplement thereto, shall not inure to the benefit
          of  any   Underwriter (or  of any  person controlling such
          Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of Shares to any person if a copy of the Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus, as the same may then be amended or supplemented, after having been supplied in the quantities requested by the Representative from the Company, shall not have been sent or given by or on behalf of such Underwriter to such person with or prior to the written confirmation of the sale involved and if the Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim or damage.

                The Company's indemnity agreement contained in this
                Section 7(b), and its covenants, warranties and representations contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or controlling person, and shall survive the delivery of and payment for the Shares hereunder.

    8.    Warranties of and Indemnity by Underwriters:

    (a) Each Underwriter warrants and represents to the Company and its directors and officers that the information furnished in writing to the Company by, or through the Representative on behalf of, such Underwriter for use in the Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus, or such documents as amended or supplemented, does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

    (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of

          Section 15 of the Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in
          Section 7(b) hereof, but only with respect to untrue statements or omissions or alleged untrue statements or omissions in the Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus or such documents as amended or supplemented, made in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, such Underwriter for use therein.

                 The indemnity agreement on the part of each Underwriter contained in this Section 8(b), and the warranties and representations of such Underwriter contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other Underwriter or controlling person, and shall survive the delivery of and payment for the Shares hereunder.

    9. Procedures Relating to Indemnification: Promptly after receipt by a party indemnified under Section 7 or 8 above of written notice of any loss, claim, damage or liability in respect from which indemnity may be sought by it hereunder, such indemnified party will, if a claim is to be made against an indemnifying party, notify the indemnifying party thereof in writing, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability (otherwise than under Section 7 or 8 hereof, as the case may be) which it may have to the indemnified party. Thereafter, the indemnified party and the indemnifying party shall consult, to the extent appropriate, with a view to minimizing the cost to the indemnifying party of its obligations hereunder. In case any indemnified party receives written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that if the parties against which any loss, claim, damage or liability arises include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that the defenses available to it create a conflict of interest for the counsel selected by the indemnifying party under the code of professional responsibility applicable to such counsel, the indemnified party shall have the right to select one separate counsel to assume such legal defenses and otherwise to participate in the defenses of such loss, claim, damage or liability on behalf of the indemnified party. Upon receipt by the indemnified party of notice from the indemnifying party of its election so to assume the defense of such loss, claim, damage or liability and approval by the indemnified party of counsel, the indemnifying party shall not be liable to the indemnified party under Section 7 or 8 hereof, as the case may be, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless
          (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed and continued to employ counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized in writing the employment of separate counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action in respect of which the indemnified party is or is entitled or subject to be a party and the indemnified party is entitled to indemnity hereunder unless such settlement, compromise or judgment includes an unconditional release of the indemnified party from all liability on any claims that are the subject matter of such action and does not include any statement as to, or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any loss, claim, damage or liability effected without its written consent.

         If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) that would otherwise have been indemnified under the terms of such indemnity, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equity considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters in respect of underwriting discounts and commissions as set forth in the table on the cover page of the Final Supplemented Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

    10.   Substitution of Underwriters:

    (a) If any Underwriter under this Agreement shall fail or refuse (whether for some reason sufficient to justify, in accordance with the terms hereof, the termination of its obligations to purchase or otherwise) to purchase the Shares which it has agreed to purchase, the Company shall immediately notify the remaining Underwriters and the remaining Underwriters may, within 24 hours of receipt of such notice, procure some other responsible party or parties satisfactory to the Company, who may include one or more of the remaining Underwriters, to purchase or agree to purchase such Shares on the terms herein set forth; and, if the remaining Underwriters shall fail to procure a satisfactory party or parties to purchase or agree to purchase such Shares on such terms within such period after the receipt of such notice, then the Company shall be entitled to an additional period of 24 hours within which to procure another party or parties to purchase or agree to purchase such Shares on the terms herein set forth. In any such case, either the remaining Underwriters or the Company shall have the right to postpone the Time of Delivery for a period not to exceed five business days from the date set forth in Section 4 hereof, in order that the necessary changes to the Prospectus and any other documents and arrangements may be effected. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

    (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity agreements in Sections 7 and 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    11. Termination of Agreement: This Agreement may be terminated at any time prior to the Time of Delivery by the Representative, if, after this Agreement becomes effective, (i) trading in securities on the New York Stock Exchange shall have been generally suspended; (ii) trading in the Company's securities on the New
York Stock Exchange shall have been suspended; (iii) a general banking moratorium shall have been declared by federal or New
York State authorities; or (iv) there shall have occurred any declaration of war by the United States Congress or any other substantial national or international emergency affecting the United States, in any such case provided for in clauses (i) through (iv) with the result that, in the reasonable judgment of the Representative, the marketability of the Shares shall have been materially impaired.

         If the Representative elects to terminate this Agreement as provided in this Section 11, the Company shall be notified promptly by Goldman, Sachs & Co. by telephone, confirmed in writing. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Shares to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except that the Company shall remain liable to the extent provided in Section 6(f) and
(g) hereof) and the Underwriters (other than a defaulting Underwriter) shall be under no liability to the Company nor be under any liability under this Agreement to one another.

    12. Notices: All notices hereunder shall, unless otherwise expressly permitted, be in writing and be delivered at or mailed to the following addresses:

    If to the Company:

    The Southern Company
    c/o Southern Company Services, Inc.
    270 Peachtree Street, N.W.
    Atlanta, Georgia 30303
    Attention: David B. Brooks
    Tel: (404) 506-0759
    Fax: (404) 506-0674

    with copies to (such copy not to constitute notice):

    Troutman Sanders LLP
    Bank of America Plaza, Suite 5200
    600 Peachtree Street, N.E.
    Atlanta, Georgia 30308
    Attention: John D. McLanahan, Esq.
    Tel: (404) 885-3180
    Fax: (404) 962-6630

    If to the Underwriters:

    Goldman, Sachs & Co.
    85 Broad Street
    New York, New York 10004
    Attention: Don Hansen
    Tel: (212) 902-6685
    Fax: (212) 902-9020

    with copies to (such copy not to constitute notice):

    Dewey Ballantine LLP
    1301 Avenue of the Americas
    New York, New York 10019
    Attention: E. N. Ellis IV, Esq.
    Tel: (212) 259-6150
    Fax: (212) 259-6151

    13. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company, its directors and officers, and the controlling persons, if any, referred to in Sections 7 and 8 hereof, and their respective successors, assigns, executors and administrators, and, subject to the provisions of Section 10 hereof, no other person shall acquire or have any right under or by virtue of this agreement.

    14. Applicable Law, Jurisdiction: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof.

    15. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

    Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                   Very truly yours,

                   THE SOUTHERN COMPANY


                   By:
                      --------------------------------------------------
                       Name:
                       Title:

Confirmed and accepted as of the date
first above written.

Goldman, Sachs & Co.
Banc of America Securities LLC
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Warburg LLC


By:
   ----------------------------------------------
               (Goldman, Sachs & Co.)

On behalf of each of the Underwriters.




                                   SCHEDULE I
                                  Underwriters

                                           Total Number of Shares          Number of Shares to be Purchased if
              Underwriter                     to be Purchased              Maximum Option to Purchase Exercised
              -----------                     ---------------               -----------------------------------
Goldman, Sachs & Co.                              9,000,000                            10,350,000
Banc of America Securities LLC                    2,250,000                             2,587,500
Lehman Brothers Inc.                              2,250,000                             2,587,500
Merrill Lynch, Pierce, Fenner & Smith             2,250,000                             2,587,500
Incorporated

Morgan Stanley & Co. Incorporated                 4,500,000                             5,175,000

UBS Warburg LLC                                   2,250,000                             2,587,500

ABN AMRO Incorporated                               250,000                               287,500

Blaylock & Partners, L.P.                           250,000                               287,500

Cazenove Inc.                                       250,000                               287,500

Chase Securities Inc.                               250,000                               287,500

A.G. Edwards & Sons, Inc.                           250,000                               287,500

First Union Securities, Inc.                        250,000                               287,500

Jackson Securities Incorporated                     250,000                               287,500

Edward D. Jones & Co., L.P.                         250,000                               287,500

Raymond James & Associates, Inc.                    250,000                               287,500

The Williams Capital Group, L.P.

                                                    250,000                               287,500

Total Shares                                      _________                             _________

                                                 25,000,000                            28,750,000




                                                                EXHIBIT 1


                      [Letterhead of TROUTMAN SANDERS LLP]


                                                              December __, 2000


Goldman, Sachs & Co., as Representative
85 Broad Street
New York, New York 10004


                              THE SOUTHERN COMPANY
                                  COMMON STOCK

Ladies and Gentlemen:

         We have acted as counsel to The Southern Company (the "Company") in connection with the Company's issuance and sale of ____ shares of its common stock, par value $5 per share (the "Common Stock"). The Common Stock is being sold to you today pursuant to the terms of a Underwriting Agreement dated __________, 2000 (the "Underwriting Agreement"), among the Company and the underwriters named in Schedule I thereto (the "Underwriters") for whom you are acting as Representative. This opinion is being delivered to you as Representative pursuant to Section 5(b)(1) thereof.

         All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

         In rendering the opinions expressed below, we have examined the Registration Statement on Form S-3 (Nos. 333-64871, 333-64871-01, 333-64871-02,
333-64871-03 and 333-64871-04), as amended, pertaining to the Common Stock (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), and the prospectus dated ___________, 2000, as supplemented by a prospectus supplement dated __________, 2000 (the "Prospectus"), which pursuant to Form S-3 incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1999, the Quarterly Reports on Form 10-Q of the Company for the quarters ended ________________________ and the Current Reports on Form 8-K of the Company dated _______________ (the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing (except the certificates representing the Common Stock, of which we have examined a specimen), and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion, relying as to matters of New York law upon the opinion dated the date hereof rendered to you by Dewey Ballantine LLP, that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has due corporate authority to conduct the business in which it is engaged, to own and operate the properties used by it in such business and to enter into and perform its obligations under the Underwriting Agreement and to issue the Common Stock.

         2. The execution, delivery and performance by the Company of the Underwriting Agreement have been duly authorized by all necessary corporate action, and the Underwriting Agreement has been duly executed and delivered by the Company.

         3. All orders, consents or other authorizations or approvals of the Commission legally required for the issuance and sale of the Common Stock have been obtained; such orders are sufficient for the issuance and sale of the Common Stock and the issuance and sale of the Common Stock conform in all material respects with the terms of such orders; and no other order, consent or other authorization or approval of any United States federal governmental body (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and sale of the Common Stock in accordance with the terms of the Underwriting Agreement.

         4. The Common Stock has been duly authorized; the Common Stock, when issued and delivered by the Company to the Underwriters against payment therefor as described in the Prospectus, will be validly issued, fully paid and nonassessable; and the Common Stock conforms as to legal matters in all material respects to the description thereof in the Prospectus under the caption "Description of Common Stock".

         5. The Company is not an "investment company" under the Investment Company Act of 1940, as amended.

         We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Exchange Act Documents and take no responsibility therefor, except as and to the extent set forth in paragraph 4 above. In the course of the preparation by the Company of the Registration Statement, the Prospectus and the Exchange Act Documents, we participated in conferences with certain officers and employees of the Company, with representatives of Arthur Andersen LLP and with your counsel. Based upon our examination of the Registration Statement, the Prospectus and the Exchange Act Documents, our investigations made in connection with the preparation of the Registration Statement, the Prospectus and the Exchange Act Documents and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of ________________, 2000, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act Documents, as of their respective dates of filing with the Commission, complied as to form in all material respects with the relevant requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion as to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents, and (ii) nothing came to our attention that gives us reason to believe that the Registration Statement, as of its effective date (including the Exchange Act Documents on file with the Commission as of such date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (including the Exchange Act Documents) contained as of or contains as of the date hereof any untrue statement of a material fact or omitted as of or omits as of the date hereof to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no opinion or belief with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States and, to the extent set forth herein, the laws of the States of Delaware and New York.

         This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by or furnished to any other person without our prior written consent, except that Dewey Ballantine LLP may rely on this opinion in giving their opinion pursuant to Section 5(b)(2) of the Underwriting Agreement insofar as such opinion relates to matters of Georgia law.

                                            Yours very truly,


                                            TROUTMAN SANDERS LLP

                                                                EXHIBIT 2



                      [Letterhead of DEWEY BALLANTINE LLP]



                                                         __________ __, 2000

Goldman, Sachs & Co., as Representative
85 Broad Street
New York, New York 10004

                              THE SOUTHERN COMPANY
                                  COMMON STOCK

Ladies and Gentlemen:

         In connection with the issuance and sale by The Southern Company (the "Company") of _____________ shares of common stock, par value $5 per share (the "Common Stock"), we have acted as counsel to you and the other underwriters named in Schedule I (the "Underwriters") to the Underwriting Agreement dated ___________, 2000, among the Company and the Underwriters for whom you are acting as Representative (the "Underwriting Agreement"). This opinion is being delivered to you as Representative pursuant to Section 5(b)(2) thereof.

         All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

         In rendering the opinions expressed below, we have examined the Registration Statement on Form S-3 (Nos. 333-64871, 333-64871-01, 333-64871-02,
333-64871-03 and 333-64871-04), as amended, pertaining to the Common Stock (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), and the related prospectus dated ___________, 2000, as supplemented by a prospectus supplement dated __________, 2000 (the "Prospectus"), which pursuant to Form S-3 incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1999, the Quarterly Reports on Form 10-Q of the Company for the quarters ended ___________________ and the Current Reports on Form 8-K of the Company dated ___________________ (the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing (except the certificates representing the Common Stock, of which we have examined a specimen), and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion, relying as aforesaid and as to all matters covered hereby that are governed by or dependent upon the laws of the State of Georgia upon the opinion of Troutman Sanders LLP dated the date hereof and addressed to you, that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has due corporate authority to conduct the business in which it is engaged, to own and operate the properties used by it in such business and to enter into and perform its obligations under the Underwriting Agreement and to issue the Common Stock.

         2. The execution, delivery and performance by the Company of the Underwriting Agreement have been duly authorized by all necessary corporate action, and the Underwriting Agreement has been duly executed and delivered by the Company.

         3. All orders, consents or other authorizations or approvals of the Commission legally required for the issuance and sale of the Common Stock have been obtained; such orders are sufficient for the issuance and sale of the Common Stock and the issuance and sale of the Common Stock conform in all material respects with the terms of such orders; and no other order, consent or other authorization or approval of any United States federal governmental body (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and sale of the Common Stock in accordance with the terms of the Underwriting Agreement.

         4. The Common Stock has been duly authorized; the Common Stock, when issued and delivered by the Company to the Underwriters against payment therefor as described in the Prospectus, will be validly issued, fully paid and nonassessable; and the Common Stock conforms as to legal matters in all material respects to the description thereof in the Prospectus under the caption "Description of Common Stock".

         We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Exchange Act Documents and take no responsibility therefor, except as and to the extent set forth in paragraph 4 above. In the course of the preparation by the Company of the Registration Statement, the Prospectus and the Exchange Act Documents, we participated in conferences with certain officers and employees of the Company, with counsel for the Company and with representatives of Arthur Andersen LLP. Based upon our examination of the Registration Statement, the Prospectus and the Exchange Act Documents, our investigations made in connection with the preparation of the Registration Statement, the Prospectus and the Exchange Act Documents and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of __________, 2000, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act Documents, as of their respective dates of filing with the Commission, complied as to form in all material respects with the relevant requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion as to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents, and (ii) nothing came to our attention that gives us reason to believe that the Registration Statement, as of its effective date (including the Exchange Act Documents on file with the Commission as of such date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (including the Exchange Act Documents) contained as of or contains as of the date hereof any untrue statement of a material fact or omitted as of or omits as of the date hereof to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no opinion or belief with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents.

         We are members of the State Bar of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and, to the extent set forth herein, the laws of the States of Delaware and Georgia.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent, except that Troutman Sanders LLP may rely on this opinion in giving its opinion dated the date hereof pursuant to Section 5(b)(1) of the Underwriting Agreement, insofar as such opinions relate to matters of New York law.

                                                     Very truly yours,

                                                     DEWEY BALLANTINE LLP

                                                                   EXHIBIT 3

          Letter from Arthur Andersen LLP pursuant to Section 5(b)(iii)



Arthur Andersen LLP will state that:

(A) they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the rules and regulations under the 1933 Act;
(B) in their opinion, the financial statements audited by them and incorporated by reference in the Final Supplemented Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the rules and regulations under the 1934 Act; and (C) on the basis of certain limited procedures performed through a specified date not more than five business days prior to the date of such letter, namely (i) reading the minute books of the Company; (ii) performing the procedures specified by the American Institute of Certified Public Accountants ("AICPA") for a review of interim financial information as described in Statement on Auditing Standards No. 71, "Interim Financial Information", on the unaudited financial statements, if any, of the Company incorporated in the Final Supplemented Prospectus and of the latest available unaudited financial statements of the Company, if any, for any calendar quarter subsequent to the date of those incorporated in the Final Supplemented Prospectus; and (iii) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding such unaudited financial statements or any specified unaudited amounts derived therefrom (it being understood that the foregoing procedures do not constitute an audit performed in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Arthur Andersen LLP make no representations as to the sufficiency of such procedures for the Agent's purposes), nothing came to their attention that caused them to believe that: (1) any material modifications should be made to the unaudited condensed financial statements, if any, incorporated in the Final Supplemented Prospectus, for them to be in conformity with generally accepted accounting principles; (2) such unaudited condensed financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published rules and regulations thereunder; (3) the unaudited amounts of Operating Revenues, Earnings Before Interest and Income Taxes and Consolidated Net Income and the unaudited Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges Plus Preferred Dividends Requirements (Pre-Income Tax Basis) set forth in the Final Supplemented Prospectus do not agree with the amounts set forth in or derived from the unaudited financial statements for the same period or were not determined on a basis substantially consistent with that of the corresponding audited amounts or ratios included or incorporated by reference in Registration Statement; (4) as of a specified date not more than five business days prior to the date of delivery of such letter, there has been any change in the capital stock or long-term debt of the Company or any decrease in net assets as compared with amounts shown in the latest audited balance sheet incorporated in the Final Supplemented Prospectus, except in each case for changes or decreases which (i) the Final Supplemented Prospectus discloses have occurred or may occur, (ii) are occasioned by the declaration of dividends, (iii) are occasioned by draw-downs under existing pollution control financing arrangements, (iv) are occasioned by draw-downs and regularly scheduled payments of capitalized lease obligations,

(v) are occasioned by the purchase or redemption of debt securities or stock to satisfy mandatory or optional redemption provisions relating thereto, or (vi) are disclosed in such letter, and except for any change in long-term debt of a subsidiary of the Company which does not exceed $20,000,000, unless the aggregate of all such changes exceeds $200,000,000, in which case this exception does not apply; and (5) the unaudited amounts of Operating Revenues, Earnings Before Interest and Income Taxes and Consolidated Net Income and the unaudited Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis) for any calendar quarter subsequent to those set forth in (3) above, which if available shall be set forth in such letter, do not agree with the amounts set forth in or derived from the unaudited financial statements for the same period or were not determined on a basis substantially consistent with that of the corresponding audited amounts or ratios included or incorporated by reference in the Final Supplemented Prospectus.

                                                               Exhibit 4

                              The Southern Company

                                Lock-Up Agreement

                                                                    , 2000


Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

         Re:      The Southern Company - Lock-Up Agreement

Ladies and Gentlemen:

         The undersigned understands that you, as representative (the "Representative"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with The Southern Company, a Delaware corporation (the "Company"), providing for a public offering (the "Public Offering") of shares of the common stock (the "Common Stock") of the Company (the "Shares") pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "SEC").

         In consideration of the agreement by the Underwriters to offer and sell the Shares, the undersigned agrees that, during the period beginning from the date of the final supplemented prospectus covering the public offering of the Shares and continuing to and including the date 90 (the "Cut-off Date") days after the date of such final supplemented prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Subject Shares (as hereinafter defined), or any options or warrants to purchase any Subject Shares, or any securities convertible into, exchangeable for or that represent the right to receive Subject Shares.

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned's Subject Shares even if such Subject Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned's Subject Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Subject Shares.

         The term "Subject Shares" means (i) the shares of Common Stock whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC and (ii) shares of Common Stock acquired prior to the Cut-Off Date under any employee or director compensation plan of the Company or under any employee or shareholder investment plan of the Company.

         Notwithstanding the foregoing, the undersigned may transfer the Subject Shares (i) as a gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any member of the immediate family of the undersigned provided that the transferee or transferees agree to be bound in writing by the restrictions set forth herein,
(iii) to any trust or foundation, provided that the trustee of the trust or foundation agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) to an entity controlled by the undersigned provided the transferee agrees to be bound in writing by the restrictions set forth herein, (v) pursuant to the laws of testamentary or intestate descent, provided that the transferee or transferees agree(s) to be bound in writing by the restrictions set forth herein or (vi) with the prior written consent of the Representative on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned will have at the time the undersigned acquires each of the Subject Shares, and, except as contemplated by clause (i), (ii),
(iii), (iv), (v) or (vi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to such Subject Shares, free and clear of all liens, encumbrances, and claims whatsoever created by the undersigned. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Subject Shares except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                    Very truly yours,
                                    ________________________________________
                                    Exact Name of Shareholder
                                    ________________________________________
                                    Authorized Signature
                                    ________________________________________
                                    Title